                           Registration No. 333-83358

Prospectus

                                   Alloy, Inc.

                        2,345,033 Shares of Common Stock

We have prepared this prospectus to allow the selling stockholder we describe to sell up to 2,345,033 shares of our common stock. The selling stockholder acquired the shares in connection with our January, 2002 private placement of common stock. We will not receive any of the proceeds from the sale of common stock by the selling stockholder pursuant to this prospectus, but will receive the exercise price if the selling stockholder exercises its warrant to obtain shares other than by net exercise.

The selling stockholder may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices, but it is not required to sell any shares. The price to the public for the shares and the proceeds to the selling stockholder at any time will depend upon the terms of such sales.

Our common stock is traded on the Nasdaq National Market under the trading symbol "ALOY." On March 4, 2002, the last reported sale price for our common stock on the Nasdaq National Market was $15.40 per share.


                  Investing in our common stock involves risks.
                     See "Risk Factors" beginning on page 4.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. It is a criminal offense to make any representation to the contrary.

                    This prospectus is dated March 5, 2002.

                                TABLE OF CONTENTS

                                                         Page
PROSPECTUS SUMMARY                                        1
THE OFFERING                                              3
RISK FACTORS                                              4
YOU SHOULD NOT RELY ON FORWARD LOOKING STATEMENTS
BECAUSE THEY ARE INHERENTLY UNCERTAIN                     5
USE OF PROCEEDS                                           6
SELLING STOCKHOLDER                                       6
PLAN OF DISTRIBUTION                                      7
LEGAL MATTERS                                             9
EXPERTS                                                   9
WHERE YOU CAN FIND MORE INFORMATION                       9

                               PROSPECTUS SUMMARY

You must also consult the more detailed financial statements, and notes to financial statements filed with our Annual Report on Form 10-K filed on May 1, 2001 and amended on October 10, 2001, incorporated by reference in this prospectus. This prospectus contains forward-looking statements and actual results could differ materially from those projected in the forward-looking statements as a result of certain of the risk factors as outlined in this prospectus.

                                   Our Company

We are a media, direct marketing and marketing services company targeting Generation Y, the more than 60 million boys and girls in the United States between the ages of 10 and 24. Our business integrates direct mail catalogs, print media, websites, on-campus marketing programs, and promotional events, and features a portfolio of brands that are well known among Generation Y consumers and advertisers. We reach a significant portion of Generation Y consumers through our various media assets, direct marketing activities and marketing services programs, and, as a result, we are able to offer advertisers targeted access to the youth market. Additionally, our assets have enabled us to build a comprehensive database that, as of January 1, 2002, included detailed information about more than 9.4 million Generation Y consumers. We believe we are the only Generation Y-focused media company that combines significant marketing reach with a comprehensive consumer database, providing us with a deep understanding of the youth market.

Generation Y, our target market, is the fastest growing demographic group in the United States and is expected to grow 14.7% faster than the overall U.S. population from 2001 to 2005, according to U.S. Census data. Generation Y controls significant disposable income and has influence over household expenditure decisions. The youth market accounts for over $350 billion in annual spending according to studies completed by Harris Interactive, a research and polling firm.

We generate revenue from two principal sources -- merchandising, and sponsorship and advertising. From our catalogs and websites, we sell high margin, third-party branded products in key Generation Y spending categories, including apparel, action sports equipment, and accessories directly to the youth market. We generate sponsorship and advertising revenues largely from traditional, blue chip advertisers that seek highly targeted, measurable and effective marketing programs to reach Generation Y. Advertisers can reach Generation Y through integrated marketing programs that include our catalogs, magazines, books, websites, and display media boards, as well as through promotional events, product sampling, college and high school newspaper advertising, customer acquisition programs and other marketing services that we provide.

                       Our Media and Marketing Properties

Our business integrates the following assets to deliver comprehensive access to Generation Y:

Direct Marketing Catalogs & Websites

Alloy Markets apparel, accessories, and housewares targeting girls; website provides commerce and interactive content.

CCS Markets skateboarding and snowboarding related equipment, apparel and accessories targeting boys; website provides commerce and interactive content. Acquired in July 2000.

Dan's Comp                         Markets BMX bikes and related equipment,
                                   apparel and accessories targeting boys;
                                   website provides commerce and content.
                                   Acquired in September 2001.

Marketing Services

360 Youth                           Provides integrated marketing programs on
                                    college and high school campuses
                                    incorporating 3,200 display media boards, customer acquisition programs and promotional events. Acquired in November
                                    2001.

CASS Communications                 Places advertising in over 6,000 college
                                    and high school newspapers; also owns over 5,000 on-campus display media boards.
                                    Acquired in August 2001.

Triple Dot Communications /
Y-Access / Target Marketing         Provides marketing consulting and market
                                    research services. Acquired in December
                                    2000, January 2001 and November 2001,
                                    respectively.

Print Media


Private Colleges & Universities     Publishes college and university guide books
                                    distributed to college-bound high school students and operates related websites.
                                    Acquired in April 2001.

Strength Magazine                   Publishes a lifestyle magazine targeting
                                    teenage boys. Acquired in February 2001.

AlloyGirl Magazine                  Publishes a controlled circulation,
                                    quarterly lifestyle magazine targeting
                                    teenage girls.

Alloy Entertainment /
17th Street Productions             Develops books and other entertainment
                                    properties. Acquired in January 2000.

                                  THE OFFERING

Common stock offered.................................    2,345,033 shares (1)

Use of proceeds......................................   We will not receive any proceeds from the sale
                                                        by the selling stockholder of our common stock.

Nasdaq National Market symbol for our common stock...   Our common stock trades on The Nasdaq National
                                                        Market under the symbol "ALOY"

        (1) Includes 1,367,366 shares of common stock and up to 977,667 shares underlying a warrant issued in connection with our January, 2002 private placement of common stock with Fletcher International, Ltd.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, other information included in this report and information in our periodic reports filed with the SEC. The material risks and uncertainties described below are related to this offering. You should also consider the risks discussed in our annual report filed on Form 10-K with the SEC on May 1, 2001 and amended on October 10, 2001, which relate to our business in general. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected, and you may lose some or all of your investment.

WE MAY NOT BE ABLE TO ACHIEVE OR MAINTAIN PROFITABILITY.

Since our inception in January 1996, we have incurred significant net losses. We have never reported positive EBITDA or net income for a full fiscal year, and we may never do so. As of October 31, 2001, we had an accumulated deficit of approximately $76.7 million. Although we have experienced significant revenue growth and have generated positive EBITDA in recent periods, those results may not be sustainable. Therefore, you should not view our recent results as being necessarily indicative of our future performance.

OUR SUCCESS DEPENDS LARGELY ON THE VALUE OF OUR BRANDS AND IF THE VALUE OF OUR BRANDS WERE TO DIMINISH, OUR BUSINESS WOULD BE ADVERSELY AFFECTED.

The prominence of our Alloy, CCS and Dan's Comp catalogs and websites and our related consumer magazines among our Generation Y target market, and the prominence of our CASS Communications, 360 Youth and Private Colleges & Universities brands and media franchises with advertisers are key components of our business. If our consumer brands or their associated merchandise and editorial content lose their appeal to Generation Y consumers, our business could be adversely affected. The value of our consumer brands could also be eroded by misjudgments in merchandise selection or by our failure to keep our content current with the evolving preferences of our audience. These events would likely also reduce sponsorship and advertising sales for our merchandise and publishing businesses and may also adversely affect our marketing and services businesses. Moreover, a component of our growth strategy is to increase the number of Generation Y consumers we reach, which could include broadening the intended audience of our existing consumer brands or creating or acquiring new media franchises or related businesses. Misjudgments by us in this regard could damage our existing or future brands. If any of these developments occur, our business would suffer.

MANAGEMENT MAY INVEST OR SPEND THE PROCEEDS OF OUR COMPLETED AND CONTEMPLATED OFFERINGS IN WAYS THAT YOU MAY DISAGREE WITH AND IN WAYS THAT MAY NOT YIELD A RETURN.

Our management will have broad discretion in applying the net proceeds of our completed and contemplated offerings and investors will be relying on the judgment of our management. We expect to use a significant portion of our cash on hand (including the net proceeds of our recently completed private placements and underwritten public offering) for possible future acquisitions, and the remaining portion for working capital and general corporate purposes. However, we do not have any specific plans or a timetable for the use of those proceeds. The failure of our management to apply those funds effectively could have a material adverse affect on our business, results of operation and financial condition. Moreover, because we do not have specific plans for use of the net proceeds of the offering, our intentions could change before we spend those proceeds.

SALES OF OUR STOCK BY EXISTING STOCKHOLDERS MAY CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY.

As of January 28, 2002, up to 11,443,593 registered shares are eligible for resale by existing stockholders subject, in some cases, to contractual sale limits, existing escrow arrangements and lockup agreements entered into in connection with our underwritten public offering that we consummated on February 26, 2002. Any significant sales of those shares or the perception that such sales may occur could cause the price of our common stock to drop significantly.

WE ARE A DEFENDANT IN A CLASS ACTION LAWSUIT AND DEFENDING THIS LITIGATION COULD HURT OUR BUSINESS.

We have been named as a defendant in a securities class action lawsuit relating to the allocation of shares by the underwriters of our initial public offering. While we believe there is no merit to this lawsuit, defending against it could result in substantial costs and a diversion of our management's attention and resources, which could hurt our business. In addition, if we lose this lawsuit, or settle on adverse terms, our stock price may be adversely affected.

                YOU SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS
                      BECAUSE THEY ARE INHERENTLY UNCERTAIN

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, particularly statements regarding market expectations and opportunities, market share growth and new products and service expectations and capabilities. These forward-looking statements are just predictions and involve risks and uncertainties such that actual results may differ materially.

When used in this prospectus, the words "anticipate," "believe," "estimate," "expect" and "intend" and similar expressions as they relate to us or our management are intended to identify such forward-looking statements. Our actual future results may differ significantly from those stated in any forward-looking statements. These statements include statements regarding our ability to: increase revenues, generate multiple revenue streams, increase visitors to our Web sites and build customer loyalty; develop our sales and marketing teams; capitalize on our sales and marketing efforts; capitalize on our promotions, sponsorship, advertising and other revenue opportunities; build the Alloy, CCS and Dan's Comp brand names, as well as the brand names of our other subsidiaries, and develop our on-line community; develop commercial relationships with advertisers and other Web sites; our Web sites' appeal to marketers and users; meet anticipated cash needs for working capital and capital expenditures for the next 24 months; enhance our infrastructure technology, transaction-processing and automation capabilities of our Web sites; increase the efficiency of our supply chain and fulfillment system; expand into international markets; expand and utilize our name database; identify desirable products and to continue to limit our risks of our excess inventory; continue to provide high levels of customer service and support; manage our vendors to maintain our profit margins; identify and integrate potential acquisitions and investments; and contact and successfully market to the increasing Generation Y audience.

As a result of the foregoing and other factors, we may experience material fluctuations in future operating results on a quarterly or annual basis which could materially and adversely affect our business, financial condition, operating results and stock price. We do not intend to update any of the forward-looking statements in this report to conform these statements to actual results, unless required by law.

In evaluating this offering, you should carefully consider the discussion of risks and uncertainties in the section entitled "Risk Factors" beginning on page 4 of this document.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock being offered and sold for the account of the selling stockholder described in this prospectus. We will not receive any proceeds from the sale of common stock by the selling stockholder in this offering, but will pay certain expenses related to the registration of the shares of the common stock, and will receive the exercise price if the selling stockholder exercises its warrant to obtain shares other than by net exercise. See "Plan of Distribution."

                               SELLING STOCKHOLDER

Based upon information available to us as of February 22, 2002, the following table sets forth the name of the selling stockholder, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholder will own after the sale of the registered shares, assuming all of the shares are sold. The selling stockholder has not held any position or office nor has it had any other material relationship with us or any of our affiliates within the past three years other than as a result of its ownership of shares of equity securities. The information provided in the table and discussions below has been obtained from the selling stockholder. The selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

                             Ownership Before Offering
                             -------------------------

                             Number of                 Percentage of                                  Number of Shares
                               Shares                      Shares                 Shares Being       After Completion of
                         Beneficially Owned          Beneficially Owned             Offered           This Offering (1)
                        -------------------          ------------------             -------           -----------------
Fletcher
International, Ltd.          2,256,154 (2)                6.3%(3)                 2,345,033 (4)                0*

* Indicates a less than 1% interest in common stock.

(1) The numbers assume that the selling stockholder has sold all of the shares offered hereby prior to completion of this Offering.

(2) Includes 888,788 shares currently underlying a warrant issued in connection with our private placement of 1,367,366 shares of our common stock to the selling stockholder, without giving effect to adjustments that resulted from our underwritten public offering that we consummated on February 26, 2002.

(3) Based on 34,907,925 shares outstanding as of January 28, 2002.

(4) Includes the 2,256,154 shares beneficially owned by the selling stockholder as of February 22, 2002, and an additional 88,879 shares which we were required to register pursuant to a Registration Rights Agreement with the selling stockholder, in which we agreed to register for resale 1.10 times the number of shares initially issuable upon exercise of the warrant.

The securities listed above include outstanding securities held in one or more accounts managed by Fletcher Asset Management, Inc. for the selling stockholder. Fletcher Asset Management, Inc. is an investment adviser to the selling stockholder and is registered under Section 203 of the Investment Advisors Act of 1940, as amended. An investment advisory agreement between Fletcher Asset Management, Inc. and the selling stockholder gives Fletcher Asset Management, Inc. the authority to vote and dispose of the securities in these accounts. By reason of the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder and Fletcher Asset Management, Inc. may each beneficially own the securities registered under the registration statement of which this prospectus is a part. Additionally, by virtue of Alphonse Fletcher, Jr.'s position as chairman and chief executive officer of Fletcher Asset Management, Inc., Mr. Fletcher may have the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, these securities. For these reasons, Mr. Fletcher may also be a beneficial owner of these securities.

In connection with our underwritten public offering that we consummated on February 26, 2002, the selling stockholder signed a lock-up agreement dated February 20, 2002, pursuant to which the selling stockholder agreed, subject to certain exceptions and conditions contained in that agreement, not to sell any shares of our common stock that were acquired in the January, 2002 private placement or that are issuable upon exercise of the selling stockholder's warrant (the "private placement shares"), without the prior written consent of Lehman Brothers, for a period of 90 days following the date of the lock-up agreement. Notwithstanding the foregoing, the lock-up agreement provides that the selling stockholder will be permitted, beginning 30 days after the date of the closing of the public offering, to sell such private placement shares if the sale price per share of such shares is in excess of 120% of $15.22, the closing price of our common stock on February 20, 2002.

                              PLAN OF DISTRIBUTION

The shares of common stock to be sold by the selling stockholder in this offering have been listed on the Nasdaq National Market.

We are registering the shares offered under this prospectus on behalf of the selling stockholder for resale of such shares from time to time after the date of this prospectus. As used in this prospectus, "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer. All costs, expenses and fees in connection with the registration of the shares offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. We will not receive any proceeds from the sales of shares by the selling stockholder but will receive the exercise price if it exercises its warrant to acquire shares.

Sales of shares may be effected by the selling stockholder from time to time in one or more types of transactions, which may include block transactions, on the Nasdaq National Market, in the over-the-counter market, in negotiated transactions otherwise than on the Nasdaq National Market or in the over-the-counter market, through put or call options transactions relating to the shares whether such options are listed on an options exchange or otherwise, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers.

The shares may be sold by one or more, or a combination, of the following, in addition to any other method permitted under this prospectus:

        - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

        - purchases by a broker-dealer as principal and resale by this broker-dealer for its account through this prospectus;

        - an exchange distribution;

        - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

        - privately negotiated transactions;

        - an underwritten offering;

        - by pledge to secure debts and other obligations; or

        - to cover hedging transactions made pursuant to this prospectus.

If required, this prospectus may be amended or supplemented on a continual basis to describe a specific plan of distribution. In making sales, broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in the resales.

In connection with the sale of shares, the selling stockholder may, subject to the terms of its Stock Purchase Agreement with us, enter into hedging transactions with brokers, dealers or others, who in turn may engage in short sales of the shares in the course of hedging the positions they assume; sell short or deliver shares to close out positions; or loan shares to brokers, dealers or others that may in turn sell such shares. The selling stockholder may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or transfer these shares through this prospectus. The selling stockholder may also loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares which are loaned, or upon a default the broker-dealer may sell the pledged shares by use of this prospectus. Some or all of the shares offered in this prospectus may also be sold to or through an underwriter or underwriters. Any shares sold in that manner will be acquired by the underwriters for their own accounts and may be resold at different times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. These shares may be offered to the public through underwriting syndicates represented by one or more managing underwriters or may be offered to the public directly by one or more underwriters. Any public offering price and any discounts or concessions allowed or disallowed to be paid to dealers may be changed at different times.

Underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions, or commissions from the selling stockholder and/or the purchasers of shares for whom such underwriters, broker-dealers or agents may act as agents or to whom they sell as principal, or both (that compensation as to a particular underwriter or broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated at the time of sale).

The selling stockholder and any underwriters, broker-dealers or agents that act in connection with the sale of shares may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

Because the selling stockholder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. Neither the delivery of any prospectus, or any prospectus supplement, nor any other action taken by the selling stockholder or any purchaser relating to the purchase or sale of shares under this prospectus shall be treated as an admission that any of them is an underwriter within the meaning of the Securities Act relating to the sale of any shares. We have informed the selling stockholder that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to its sales in the market.

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conform to the requirements of Rule 144.

The shares may be sold through registered or licensed brokers or dealers if required under applicable state securities laws. Additionally, in some states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Upon notification to us by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution for an exercise price of $ .01 per share or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act. That supplement will disclose:

        . the name of the selling stockholder and of the participating broker-dealer(s),

        . the number of shares involved,

        . the price at which such shares were sold,

        . the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

        . that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

        . other facts material to the transaction.

We have agreed to indemnify the selling stockholder, and the selling stockholder may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares, against certain liabilities, including liabilities arising under the Securities Act of 1933.

                                  LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for Alloy by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Certain attorneys at Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., beneficially own an aggregate of 2,800 shares of our common stock.

                                     EXPERTS

The financial statements of Alloy and its subsidiaries as of January 31, 2001, 2000 and 1999, have been incorporated by reference herein in reliance upon the report of Arthur Andersen LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's Web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our Common stock is listed and traded on the Nasdaq National Market under the symbol "ALOY."

This prospectus, which constitutes a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, omits certain of the information set forth in the registration statement. Accordingly, you should refer to the registration statement and its exhibits for further information with respect to us and our common stock. Copies of the registration statement and its exhibits are on file at the offices of the SEC. Furthermore, statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of the document filed as an exhibit to the registration statement.

The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders sell all of the shares offered by this prospectus:

        . Annual Report on Form 10-K for the fiscal year ended January 31, 2001, filed on May 1, 2001 and amended on October 10, 2001;

        . Annual Report on Form 10-K/A for the fiscal year ended January 31, 2001 filed on October 10, 2001;

        . Preliminary Proxy Statement on Schedule 14A, filed on January 29,
        2002;

        . Definitive Proxy Statement on Schedule 14A, filed on February 12,
        2002;

        . Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2001, filed on June 14, 2001;

        . Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2001, filed on September 14, 2001;

        . Quarterly Report on Form 10-Q/A for the fiscal quarter ended April 30, 2001, filed on October 18, 2001;

        . Quarterly Report on Form 10-Q/A for the fiscal quarter ended July 31, 2001, filed on October 18, 2001;

        . Quarterly Report on Form 10-Q/A for the fiscal quarter ended July 31, 2001, filed on October 24, 2001;

        . Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2001, filed on December 17, 2001;

        . Current Report on Form 8-K/A, filed on May 14, 2001;

        . Current Report on Form 8-K, filed on June 21, 2001;

        . Current Report on Form 8-K, filed on July 10, 2001;

        . Current Report on Form 8-K, filed on August 13, 2001;

        . Current Report on Form 8-K, filed on August 14, 2001;

        . Current Report on Form 8-K/A, filed on September 14, 2001;

        . Current Report on Form 8-K/A, filed on October 10, 2001;

        . Current Report on Form 8-K, filed on October 15, 2001;

        . Current Report on Form 8-K/A, filed on October 18, 2001;

        . Current Report on Form 8-K, filed on November 6, 2001;

        . Current Report on Form 8-K, filed on November 13, 2001;

        . Current Report on Form 8-K/A, filed on December 11, 2001;

        . Current Report on Form 8-K, filed on December 11, 2001;

        . Current Report on Form 8-K/A, filed on January 25, 2002;

        . Current Report on Form 8-K, filed on January 29, 2002;

        . Current Report on Form 8-K, filed on January 29, 2002;

        . Current Report on Form 8-K/A, filed on February 1, 2002; and

        . The description of our common stock contained in "Description of Capital Stock" in the Registration Statement on Form S-3 filed with the Commission on January 30, 2002 (File No. 333-81648), including any amendment or report filed for the purpose of updating such description.

You may request a copy of any of these filings at no cost, by writing or telephoning us at the following address:

                                   Alloy, Inc.
                        151 West 26th Street, 11th Floor
                               New York, NY 10001
                                 (212) 244-4307
                          Attention: Samuel A. Gradess


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